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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 1999 included in The Immune Response Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

San Diego, California
August 17, 1999